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                                                                   Exhibit 10.51




November 28, 2001



Mr. Burton S. August
AA&L Associates, L.P.
c/o Monro Muffler/Brake
200 Holleder Parkway
Rochester, NY 14615


RE: Agreement between AA&L Associates, L.P. (Landlord) and Monro Muffler/ Brake, Inc. (Tenant) for premises situate at 3384 Delaware Avenue, Buffalo, NY [MMB #58]

Dear Burt:

Please accept this letter as Monro Muffler/Brake, Inc.'s official notification of our intent to renew said lease agreement for the final five-year renewal period commencing on July 1, 2002 and expiring June 30, 2007. The rent for said renewal period shall be $3,300.00 per month.

Burt, I would like to sit down with you to discuss additional renewal options for Monro since there are no options available past June 30, 2007.

Yours truly,




Thomas M. Aspenleiter
VP Real Estate

TMA:mc